UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 13, 2014
Verde Resources, Inc.
 (Exact name of registrant as specified in its charter)
Nevada	333-170935	27-2448672
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Unit 1503, 15/F, The Phoenix, 21-25 Luard, Wanchai, Hong Kong
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (852) 21521223

 (Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

We are filing this Current Report on Form 8-K/A (Amendment No. 2) in response to the March 20, 2014, Comment Letter from SEC concerning our revised disclosure regarding the consultation with Albert Wong & Co. CPAs filed on Form 8-K/A on March 12, 2014. We have provided the nature of the consultation, including specific information regarding the services provided by the accounting firm in Section 3(b) of Item 4.01.  Information provided regarding our previous auditors as filed in the original Form 8-K and the Amendment No. 1 has not been changed and is not being included in this Amendment No. 2.

Item 4.01 Changes In Registrant's Certifying Accountant

(3) Appointment of Independent Accountants for Gold Billion Global Limited:
a.      On February 13, 2014, Albert Wong & Co. CPAs ("AWC") of Hong Kong was appointed as the registered independent public accountant to audit the financial statements of Gold Billion Global Limited ("GBL") as of October 25, 2013 and June 30, 2013. During the year ended June 30, 2013, and prior to February 13, 2014 (the date of the engagement), we consulted AWC regarding:
(i) the application of accounting principles to a specified transaction, i.e., the definition of reverse merger (ASC 805-10-40) and variable interest entity (ASC 810-10), and the relevant accounting treatment required by the U.S. GAAP.
(ii) the type of audit opinion that might be rendered on the Company's financial statements by AWC, in either case where written or oral advice provided by AWC would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues. AWC explained the different types of audit opinion rendered in an audit report under United States General Accepted Auditing Standards and the PCAOB Auditing Standards. With regards to the audit opinion on Gold Billion Global Limited, AWC did not render any final audit opinion until AWC completed the relevant audit procedures and delivered the audit report to the Company for review on February 20, 2014.
b.        During the year ended June 30, 2013, and prior to February 13, 2014 (the date of engagement), we consulted with AWC.  The primary nature of the consultation with AWC was to look for an accountant who has professional and practical knowledge in the application and compliance of US GAAP so as to help the Company to perform the audit of GBL. The Company had two meetings with AWC before it made the final decision to hire this firm to perform audit of GBL. The first meeting was an initial meeting where the Company provided limited information on GBL to AWC. Management requested information from AWC regarding the definition of Reverse Take-Over in Business Combination (ASC 805-10-40), Variable Interest Entity (VIE), (ASC 810-10) and how to present properly under US GAAP. The second meeting was an enhanced meeting where the Company provided specific information on GBL to AWC in order to have specific analysis of the audit problems of GBL. The Company consulted with AWC as to  whether Verde Resources, Inc ("VRDR") acquisition of GBL was a direct acquisition or reverse acquisition as prescribed in ASC 805-10-40. In addition, the Company inquired as to whether the assignment of management rights of Champmark Sdn Bhd ("CSB") to GBL could result in GBL having a controlling interest in CSB, so GBL could treat CSB as a deemed subsidiary as prescribed in ASC 810-10 and consolidate into its group financial report under VIE.. In addition, the Company asked AWC to provide an estimate on the audit of GBL in terms of timing and budget charges. The Company did not consult with AWC regarding any matter that was the subject of a disagreement between us and the former auditor.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 VERDE RESOURCES, INC.
/s/ Wu Ming Ding
Wu Ming Ding
President, and Director

Date: April 2, 2014